SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to §240.14a-12

INVESTMENT MANAGERS SERIES TRUST

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Your Response is Urgently Needed.

January 22, 2019

Dear Valued Oak Ridge Multi Strategy Fund Shareholder:

I am writing today to personally ask for your help with our funds' shareholder proxy that has been underway for the last few months. You are an important shareholder of record in the Oak Ridge Multi Strategy Fund. As of today, this fund has not reached quorum as it has not received the necessary voting participation from shareholders.

Given your share ownership in this fund, your vote is critical. In addition, our next shareholder meeting is scheduled for Friday, January 31, 2019 so your immediate participation is needed.

There are a couple of options that will allow us to quickly receive your vote.

1. Call a proxy voting specialist at 1-844-858-7382.
2. Vote by Internet at www.proxvvote .com and enter the control number on the voting instructions form and follow the prompts.

Please note that if it is you or your firm's policy not to participate in proxies, we would greatly appreciate you providing instructions to "abstain" as that will still help us achieve quorum.

I would be extremely thankful for your help and participation in this important initiative for Oak Ridge Multi Strategy Fund. I am happy to answer any questions you may have or provide you additional information. Please feel free to contact me directly at 312-857-1040.

We truly appreciate your investment with Oak Ridge Multi Strategy Fund and regret any inconvenience as a result of this process. Thank you again for your help and support.

David M. Klaskin

CEO & Chief Investment Officer